Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

Super Group (SGHC) Limited

St. Peter Port, Guernsey

We hereby consent to the use in the Prospectus constituting part of this Registration Statement of our report dated April 20, 2022, except for note 11, which is November 10, 2022, relating to the financial statements of Super Group (SGHC) Limited, which is contained in that Prospectus.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ BDO LLP

BDO LLP

London, United Kingdom

November 22, 2022